                                                                    EXHIBIT 99.1

                              SIGNATURES FOR FORM 3

                              VERIZON COMMUNICATIONS INC.

                              By: /s/ William L. Horton, Jr., Esq.
                                  ---------------------------------------------
                              Name:  William L. Horton, Jr., Esq.
                              Title: Senior Vice President, Deputy General
                                     Counsel and Corporate Secretary
                              Date:  April 6, 2011

                              VERIZON HOLDINGS INC.

                              By: /s/ J. Goodwin Bennett
                                  ---------------------------------------------
                              Name:  J. Goodwin Bennett
                              Title: Vice President - Deputy General Counsel and
                                     Assistant Secretary
                              Date:  April 6, 2011